CONFIDENTIAL DRAFT

Special Committee Discussion Materials

May 14, 2004

Important Information

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Confidential Material Presented to the Special Committee of the Board of Directors of Johnson Outdoors, Inc.

The following pages contain material that was provided to the Special Committee of the Board of Directors (the “Special Committee”) of Johnson Outdoors Inc. (the “Company”) and is for discussion purposes only. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee and not with a view toward public disclosure. This material is preliminary in nature and contains assumptions and methodologies which may be subject to change.

Table of Contents

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I. Executive Summary

II. Valuation Discussion Materials

A. Comparable Public Companies Analysis

B. Comparable M&A Transactions Analysis

C. M&A Premiums Paid Analysis

D. Discounted Cash Flow Analysis

E. Leveraged Buyout Analysis

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Executive Summary

Executive Summary

Overview

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Subsequent to the preparation of the Special Committee Discussion Materials, dated March 29, 2004, and the Special Committee meeting of same date, Johnson Outdoors acquired Techsonic Industries, Inc. (“Techsonic”) on May 6, 2004

The preliminary valuation analysis contained in the Special Committee Discussion Materials, dated March 29, has been revised to reflect the acquisition of Techsonic and is presented in summary form on the following pages

Executive Summary

Implied Transaction Multiples

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(in millions, except for per share amounts)

	Transaction Value
Proposed Purchase Price Per Share	$20.10
Basic Shares Outstanding [1]	8.669
CSEs [2]	0.307
Fully Diluted Shares Outstanding	8.975
Equity Value	$180.4
Plus: Debt [3]	67.1
Less: Cash [3]	36.2
Enterprise Value	$211.3

	Transaction Value - Pro Forma for Techsonic Acq.
Proposed Purchase Price Per Share	$20.10
Basic Shares Outstanding [1]	8.669
CSEs [2]	0.307
Fully Diluted Shares Outstanding	8.975
Equity Value	$180.4
Plus: Debt [3]	67.1
Less: Cash [3]	7.4
Enterprise Value	$240.2

	JOUT Financial Info. [4]		JOUT Financial Info.	
	GAAP	Adjusted	GAAP	Adjusted
			Enterprise Value Multiples	
EBITDA				
JOUT Only:				
LTM (4/2/04)	$23.4	$30.2	9.0x	7.0x
FY 2004E	25.6	25.6	8.3x	8.3x
Pro Forma for Techsonic Acq.:				
LTM (4/2/04)	$28.6	$35.4	8.4x	6.8x
FY 2004E	30.1	30.1	8.0x	8.0x
EBIT				
JOUT Only:				
LTM (4/2/04)	$15.3	$22.1	13.8x	9.6x
FY 2004E	18.0	18.0	11.7x	11.7x
Pro Forma for Techsonic Acq.:				
LTM (4/2/04)	$18.5	$25.3	13.0x	9.5x
FY 2004E	20.3	20.3	11.8x	11.8x
			Equity Value Multiples	
Net Income				
JOUT Only:				
LTM (4/2/04)	$6.4	$10.4	28.1x	17.3x
FY 2004E	8.1	8.1	22.3x	22.3x
Pro Forma for Techsonic Acq.:				
LTM (4/2/04)		[Pending Due Diligence]		
FY 2004E		[Pending Due Diligence]		

(1) Based on 7.446 million shares of Class A and 1.222 million shares of Class B common stock (per 1/2/04 10-Q)
(2) Based on 0.515 million in the money options outstanding with a weighted average exercise price of $8.17 per share per management; calculation uses the treasury stock method.
(3) As of 4/2/04, provided by the Company. Where indicated, pro forma for Techsonic acquisition.
(4) LTM ended 4/2/04. Fiscal year ending September 31, 2004. Financials adjusted for strategic charges and certain charges highlighted in JOUT 10-Ks. Tax effected at 40%. Where indicated, pro forma for Techsonic acquisition.

William Blair & Company®

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Summary Valuation Materials

Valuation Methodologies

Financial Information Used in Preliminary Valuation

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The preliminary valuation is based on the following historical financial information:

EBIT and EBITDA as reported in the Company’s public filings (“GAAP Historical Financial Information”)

EBIT and EBITDA as reported in the Company’s 10-Ks adjusted for (i) charges classified as ‘strategic charges’ in fiscal 1999 – 2002 and (ii) charges highlighted by the Company in the fiscal 2003 10-K (in aggregate totaling $6.9 million) related to a product recall, a discontinued acquisition, reorganization of the Watercraft and Outdoor Equipment businesses, closing of a facility and write-downs for certain inventory, tooling and equipment (“Adjusted Historical Financial Information”)

Historical financial information for Techsonic Industries provided by the Company

Based on the forecasts obtained from the Company (the “Management Forecast”) and the fact that the Company’s historical GAAP EBIT has trailed budgeted EBIT by an average of 29% for the last three fiscal years, we have created an alternative scenario wherein the EBIT in the 2006 – 2008 period has been discounted by a factor of 15% (the “Alternative Forecast”)

The Management Forecast reflects a favorable adjustment to EBIT and EBITDA of $500,000 in fiscal 2004 related to adjustments for certain budgeted items identified by the Company related to (i) costs to respond to the bid by the Johnson Group and (ii) a one-time gain related to a legal settlement

The Management Forecast and Alternative Forecast reflect the acquisition of Techsonic Industries on a pro forma basis

Valuation Methodologies

Historical and Projected Financial Information

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GAAP Historical Financial Information and Management Forecast – JOUT Only

(in millions, except for per share amounts)

JOUT Only	LTM [2] 4/2/04	Projected Fiscal Years Ending September 30, [3] 2004	2005	2006	2007	2008
Net Sales	$ 336.2	$ 341.6	$ 327.3	$ 337.3	$ 349.1	$ 361.3
Cost of Goods Sold	198.9	201.5	187.1	191.1	196.5	202.0
Gross Profit	137.3	140.1	140.2	146.2	152.7	159.4
Total Operating Expenses	122.0	122.1	121.8	123.5	127.8	132.3
EBIT	15.3	18.0	18.4	22.7	24.8	27.1
Interest Income	(0.4)	-	-	-		
Interest Expense	4.9	5.0	4.1	3.6		
Other (Income) Expense, net	(0.2)	(0.2)	-	-		
EBT	11.0	13.2	14.3	19.1		
Income Tax Expense	4.6	5.1	5.0	6.7		
Net Income	6.4	8.1	9.4	12.4		
EBIT	15.3	18.0	18.4	22.7	24.8	27.1
Depreciation and Amortization	8.1	7.6	7.6	7.6	7.6	7.6
EBITDA	23.4	25.6	26.0	30.3	32.4	34.7
Operating Statistics						
Net Sales Growth		8.1%	(4.2%)	3.1%	3.5%	3.5%
Gross Margin	40.8%	41.0%	42.8%	43.3%	43.7%	44.1%
Operating Expenses as % of Net Sales	36.3%	35.7%	37.2%	36.6%	36.6%	36.6%
EBITDA Margin	7.0%	7.5%	7.9%	9.0%	9.3%	9.6%
EBIT Margin	4.6%	5.3%	5.6%	6.7%	7.1%	7.5%
EBT Margin	3.3%	3.9%	4.4%	5.7%		
Net Income Margin	1.9%	2.4%	2.9%	3.7%		

(1) Historical fiscal years per JOUT public filings, pro forma for Techsonic acquisition.
(2) 2004-2006 forecasts per Company management. 2007 and 2008 forecasts per Company management guidance.

William Blair & Company

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Valuation Methodologies

Historical and Projected Financial Information

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GAAP Historical Financial Information and Management Forecast – Pro Forma For Techsonic Acquisition

(in millions, except for per share amounts)

	LTM [1]	Projected Fiscal Years Ending September 30, [2]				
Pro Forma for Techsonic Acq.	**3/31/04**	**2004**	**2005**	**2006**	**2007**	**2008**
Net Sales	$ 377.5	$ 383.6	$ 368.7	$ 382.6	$ 396.0	$ 409.9
Cost of Goods Sold	226.6	230.7	216.0	222.3	228.7	235.4
Gross Profit	150.9	153.0	152.7	160.3	167.2	174.5
Total Operating Expenses	132.4	132.6	131.4	133.9	138.6	143.4
EBIT	18.5	20.3	21.3	26.4	28.7	31.0
EBIT	18.5	20.3	21.3	26.4	28.7	31.0
Depreciation and Amortization	10.1	9.8	9.8	9.9	9.9	9.9
EBITDA	28.6	30.1	31.1	36.3	38.5	40.9
Operating Statistics						
Net Sales Growth			(3.9%)	3.8%	3.5%	3.5%
Gross Margin	40.0%	39.9%	41.4%	41.9%	42.2%	42.6%
Operating Expenses as % of Net Sales	35.1%	34.6%	35.6%	35.0%	35.0%	35.0%
EBITDA Margin	7.6%	7.9%	8.4%	9.5%	9.7%	10.0%
EBIT Margin	4.9%	5.3%	5.8%	6.9%	7.2%	7.6%
EBT Margin		[Pending Additional Due Diligence]				
Net Income Margin		[Pending Additional Due Diligence]				

(1) Historical fiscal years per JOUT public filings, pro forma for Techsonic acquisition.
(2) 2004-2006 forecasts per Company management. 2007 and 2008 forecasts per Company management guidance.

William Blair & Company®

5

Valuation Methodologies

Historical and Projected Financial Information

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Adjusted Historical Financial Information and Management Forecast – JOUT Only

(in millions, except for per share amounts)

JOUT Only	LTM [2] 4/2/04	Projected Fiscal Years Ending September 30, [3] 2004	2005	2006	2007	2008
Net Sales	$ 336.2	$ 341.6	$ 327.3	$ 337.3	$ 349.1	$ 361.3
Cost of Goods Sold	194.6	201.5	187.1	191.1	196.5	202.0
Gross Profit	141.6	140.1	140.2	146.2	152.7	159.4
Total Operating Expenses	119.5	122.1	121.8	123.5	127.8	132.3
EBIT	22.1	18.0	18.4	22.7	24.8	27.1
Interest Income	(0.4)	-	-	-		
Interest Expense	4.9	5.0	4.1	3.6		
Other (Income) Expense, net	(0.2)	(0.2)	-	-		
EBT	17.8	13.2	14.3	19.1		
Income Tax Expense	7.3	5.1	5.0	6.7		
Net Income	10.4	8.1	9.4	12.4		
EBIT	22.1	18.0	18.4	22.7	24.8	27.1
Depreciation and Amortization	8.1	7.6	7.6	7.6	7.6	7.6
EBITDA	30.2	25.6	26.0	30.3	32.4	34.7
Operating Statistics						
Net Sales Growth		8.1%	(4.2%)	3.1%	3.5%	3.5%
Gross Margin	42.1%	41.0%	42.8%	43.3%	43.7%	44.1%
Operating Expenses as % of Net Sales	35.5%	35.7%	37.2%	36.6%	36.6%	36.6%
EBITDA Margin	9.0%	7.5%	7.9%	9.0%	9.3%	9.6%
EBIT Margin	6.6%	5.3%	5.6%	6.7%	7.1%	7.5%
EBT Margin	5.3%	3.9%	4.4%	5.7%		
Net Income Margin	3.1%	2.4%	2.9%	3.7%		

(1) Historical information per JOUT public filings, pro forma for Techsonic acquisition. Cost of goods sold and total operating expenses for LTM period exclude certain charges highlighted in JOUT 10-K dated 10/3/03. All adjustments tax effected at 40%.
(2) 2004-2006 forecasts per Company management. 2007 and 2008 forecasts per Company management guidance.

William Blair & Company
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Valuation Methodologies

Historical and Projected Financial Information

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Adjusted Historical Financial Information and Management Forecast – Pro Forma for Techsonic Acquisition

(in millions, except for per share amounts)

Pro Forma for Techsonic Acq.	LTM [1] 3/31/04	Projected Fiscal Years Ending September 30, [2] 2004	2005	2006	2007	2008
Net Sales	$ 377.5	$ 383.6	$ 368.7	$ 382.6	$ 396.0	$ 409.9
Cost of Goods Sold	222.3	230.7	216.0	222.3	228.7	235.4
Gross Profit	155.2	153.0	152.7	160.3	167.2	174.5
Total Operating Expenses	129.9	132.6	131.4	133.9	138.6	143.4
EBIT	25.3	20.3	21.3	26.4	28.7	31.0
EBIT	25.3	20.3	21.3	26.4	28.7	31.0
Depreciation and Amortization	10.1	9.8	9.8	9.9	9.9	9.9
EBITDA	35.4	30.1	31.1	36.3	38.5	40.9
Operating Statistics						
Net Sales Growth			(3.9%)	3.8%	3.5%	3.5%
Gross Margin	41.1%	39.9%	41.4%	41.9%	42.2%	42.6%
Operating Expenses as % of Net Sales	34.4%	34.6%	35.6%	35.0%	35.0%	35.0%
EBITDA Margin	9.4%	7.9%	8.4%	9.5%	9.7%	10.0%
EBIT Margin	6.7%	5.3%	5.8%	6.9%	7.2%	7.6%
EBT Margin		[Pending Additional Due Diligence]				
Net Income Margin		[Pending Additional Due Diligence]				

(1) Historical information per JOUT public filings, pro forma for Techsonic acquisition. Cost of goods sold and total operating expenses for LTM period exclude certain charges highlighted in JOUT 10-K dated 10/3/03. All adjustments tax effected at 40%.
(2) 2004-2006 forecasts per Company management. 2007 and 2008 forecasts per Company management guidance.

William Blair & Company

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Valuation Methodologies

Projected Financial Information

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(in millions, except for per share amounts)

A comparison of the Management Forecast and Alternative Forecast follows – JOUT only:

Projected Fiscal Years Ended September 30,

2004 2005 2006 2007 2008

Net Sales $341.6 $327.3 $337.3 $349.1 $361.3

EBITDA

Management Forecast $25.6 $26.0 $30.3 $32.4 $34.7

Alternative Forecast 25.6 26.0 26.9 28.7 30.6

EBIT

Management Forecast $18.0 $18.4 $22.7 $24.8 $27.1

Alternative Forecast 18.0 18.4 19.3 21.1 23.0

EBITDA Margin

Management Forecast 7.5% 7.9% 9.0% 9.3% 9.6%

Alternative Forecast 7.5% 7.9% 8.0% 8.2% 8.5%

EBIT Margin

Management Forecast 5.3% 5.6% 6.7% 7.1% 7.5%

Alternative Forecast 5.3% 5.6% 5.7% 6.0% 6.4%

Valuation Methodologies

Projected Financial Information

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(in millions, except for per share amounts)

A comparison of the Management Forecast and Alternative Forecast follows – pro forma for Techsonic acquisition:

Projected Fiscal Years Ended September 30,

2004 2005 2006 2007 2008

Net Sales $383.6 $368.7 $382.6 $396.0 $409.9

EBITDA

Management Forecast $30.1 $31.1 $36.3 $38.5 $40.9

Alternative Forecast 30.1 31.1 32.3 34.2 36.3

EBIT

Management Forecast $20.3 $21.3 $26.4 $28.7 $31.0

Alternative Forecast 20.3 21.3 22.4 24.4 26.4

EBITDA Margin

Management Forecast 7.9% 8.4% 9.5% 9.7% 10.0%

Alternative Forecast 7.9% 8.4% 8.4% 8.6% 8.8%

EBIT Margin

Management Forecast 5.3% 5.8% 6.9% 7.2% 7.6%

Alternative Forecast 5.3% 5.8% 5.9% 6.2% 6.4%

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Comparable Public Companies Analysis

Comparable Public Companies Analysis

Preliminary Valuation Multiples

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GAAP Historical Financial Information and Management Forecast

(in millions, except for per share amounts)

Implied JOUT Multiples at the Following Per Share Price

Relevant Public Company Multiples

Metric (1) JOUT Results $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 Min Mean Median Max

JOUT Only:

LTM EBITDA $23.4 7.4x 7.8x 8.2x 8.6x 9.0x 9.4x 7.3x 9.3x 8.7x 11.8x

CY 2004E EBITDA 25.6 6.8x 7.1x 7.5x 7.9x 8.2x 8.6x 7.0x 7.8x 8.1x 9.0x

LTM EBIT 15.3 11.3x 11.9x 12.5x 13.1x 13.7x 14.3x 9.4x 15.8x 14.6x 29.5x

CY 2004E EBIT 18.1 9.6x 10.1x 10.6x 11.1x 11.6x 12.2x 8.1x 10.1x 9.5x 12.1x

LTM Net Income [            ] #### #### #### #### #### #### 14.8x 19.7x 18.9x 27.1x

CY 2004E Net Income [            ] #### #### #### #### #### #### 11.5x 14.6x 15.0x 17.6x

Pro Forma for Techsonic Acq.:

LTM EBITDA $28.6 7.1x 7.4x 7.7x 8.0x 8.4x 8.7x 7.3x 9.3x 8.7x 11.8x

CY 2004E EBITDA 30.8 6.6x 6.9x 7.2x 7.5x 7.8x 8.1x 7.0x 7.8x 8.1x 9.0x

LTM EBIT 18.5 10.9x 11.4x 11.9x 12.4x 12.9x 13.4x 9.4x 15.8x 14.6x 29.5x

CY 2004E EBIT 20.8 9.8x 10.2x 10.6x 11.1x 11.5x 12.0x 8.1x 10.1x 9.5x 12.1x

LTM Net Income [            ] #### #### #### #### #### #### 14.8x 19.7x 18.9x 27.1x

CY 2004E Net Income [            ] #### #### #### #### #### #### 11.5x 14.6x 15.0x 17.6x

(1) LTM ended 4/2/04.

Comparable Public Companies Analysis

Preliminary Valuation Multiples

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Adjusted Historical Financial Information and Management Forecast

(in millions, except for per share amounts)

Implied JOUT Multiples at the Following Per Share Price

Relevant Public Company Multiples

Metric (1) JOUT Results $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 Min Mean Median Max

JOUT Only:

LTM EBITDA $30.2 5.8x 6.1x 6.4x 6.7x 7.0x 7.3x 7.3x 9.3x 8.7x 11.8x

CY 2004E EBITDA 25.6 6.8x 7.1x 7.5x 7.9x 8.2x 8.6x 7.0x 7.8x 8.1x 9.0x

LTM EBIT 22.1 7.9x 8.3x 8.7x 9.1x 9.5x 9.9x 9.4x 15.8x 14.6x 29.5x

CY 2004E EBIT 18.1 9.6x 10.1x 10.6x 11.1x 11.6x 12.2x 8.1x 10.1x 9.5x 12.1x

LTM Net Income [ ] #### #### #### #### #### #### 14.8x 19.7x 18.9x 27.1x

CY 2004E Net Income [ ] #### #### #### #### #### #### 11.5x 14.6x 15.0x 17.6x

Pro Forma for Techsonic Acq.:

LTM EBITDA $35.4 5.7x 6.0x 6.2x 6.5x 6.8x 7.0x 7.3x 9.3x 8.7x 11.8x

CY 2004E EBITDA 30.8 6.6x 6.9x 7.2x 7.5x 7.8x 8.1x 7.0x 7.8x 8.1x 9.0x

LTM EBIT 25.3 8.0x 8.4x 8.7x 9.1x 9.5x 9.8x 9.4x 15.8x 14.6x 29.5x

CY 2004E EBIT 20.8 9.8x 10.2x 10.6x 11.1x 11.5x 12.0x 8.1x 10.1x 9.5x 12.1x

LTM Net Income [ ] #### #### #### #### #### #### 14.8x 19.7x 18.9x 27.1x

CY 2004E Net Income [ ] #### #### #### #### #### #### 11.5x 14.6x 15.0x 17.6x

(1) LTM ended 4/2/04. Financials adjusted for strategic charges and certain charges highlighted in JOUT public filings. Tax effected at 40%.

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Comparable M&A Transactions Analysis

Comparable M&A Transactions Analysis

Preliminary Valuation Multiples

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GAAP Historical Financial Information and Management Forecast

(in millions, except for per share amounts)

Implied JOUT Multiples at the Following Per Share Price Relevant Merger & Acquisition Multiples JOUT Results Metric (1) $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 Min Mean Median Max

JOUT Only:

LTM EBITDA $23.4 7.4x 7.8x 8.2x 8.6x 9.0x 9.4x 5.3x 8.9x 8.3x 12.7x

LTM EBIT 15.3 11.3x 11.9x 12.5x 13.1x 13.7x 14.3x 6.6x 10.7x 9.7x 15.6x

Pro Forma for Techsonic Acq.:

LTM EBITDA $28.6 7.1x 7.4x 7.7x 8.0x 8.4x 8.7x 5.3x 8.9x 8.3x 12.7x

LTM EBIT 18.5 10.9x 11.4x 11.9x 12.4x 12.9x 13.4x 6.6x 10.7x 9.7x 15.6x

(1) LTM ended 4/2/04.

Comparable M&A Transactions Analysis

Preliminary Valuation Multiples

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Adjusted Historical Financial Information and Management Forecast

(in millions, except for per share amounts)

Implied JOUT Multiples at the Following Per Share Price Relevant Merger & Acquisition Multiples JOUT Results Metric (1) $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 Min Mean Median Max

JOUT Only:

LTM EBITDA $30.2 5.8x 6.1x 6.4x 6.7x 7.0x 7.3x 5.3x 8.9x 8.3x 12.7x

LTM EBIT 22.1 7.9x 8.3x 8.7x 9.1x 9.5x 9.9x 6.6x 10.7x 9.7x 15.6x

Pro Forma for Techsonic Acq.:

LTM EBITDA $35.4 5.7x 6.0x 6.2x 6.5x 6.8x 7.0x 5.3x 8.9x 8.3x 12.7x

LTM EBIT 25.3 8.0x 8.4x 8.7x 9.1x 9.5x 9.8x 6.6x 10.7x 9.7x 15.6x

(1) LTM ended 4/2/04. Financials adjusted for strategic charges and certain charges highlighted in JOUT public filings. Tax effected at 40%.

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M&A Premiums Paid Analysis

M&A Premiums Paid Analysis

Premiums Paid Summary

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All completed transactions since January 1, 2001

ALL TRANSACTIONS COMPLETED SINCE JANUARY 1, 2001

JOUT Price Premium at Premiums Paid Data Percentile

$16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions (Total 590)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 7.1% 26.3% 50.0%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 10.5% 30.8% 56.3%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 12.5% 34.8% 67.8%

Source: Commscan M&A Desk as of March 17, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

M&A Premiums Paid Analysis

Premiums Paid Summary

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All completed transactions since January 1, 2001 between between $100 million and $500 million in equity value

SUBSET: TRANSACTION VALUE BETWEEN $100 and $500 MILLION

JOUT Price Premium at Premiums Paid Data Percentile

$16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions (Total 213)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 6.2% 26.8% 50.9%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 12.3% 31.7% 56.0%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 10.9% 35.7% 66.7%

Source: Commscan M&A Desk as of March 17, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

M&A Premiums Paid Analysis

Premiums Paid Summary

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All completed transactions since January 1, 2001 in which a control shareholder acquired the remaining interest in a target

SUBSET: REMAINING INTEREST ACQUIRED by a CONTROL SHAREHOLDER

JOUT Price Premium at Premiums Paid Data Percentile

$16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions (Total 31)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 10.2% 21.8% 38.7%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 11.0% 24.0% 38.7%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 7.0% 19.5% 47.3%

Source: Commscan M&A Desk as of March 17, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

M&A Premiums Paid Analysis

Premiums Paid Summary DRAFT

All completed transactions since January 1, 2001 which were “going private” transactions

ALL GOING PRIVATE TRANSACTIONS COMPLETED SINCE JANUARY 1, 2001

JOUT Price Premium at Premiums Paid Data Percentile

$16.00 $17.00 $18.00 $19.00 $20.00 $21.00 25th 50th 75th

All Completed Transactions—Initial Premium to Announcement (Total 43)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 14.5% 32.3% 45.9%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 16.4% 34.6% 51.2%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 19.6% 40.0% 61.7%

All Completed Transactions—Final Premium to Announcement (Total 43)

One Day Before Announcement $16.95 -5.6% 0.3% 6.2% 12.1% 18.0% 23.9% 22.9% 33.9% 55.9%

One Week Before Announcement 16.85 -5.0% 0.9% 6.8% 12.8% 18.7% 24.6% 19.4% 36.9% 64.6%

One Month Before Announcement 15.97 0.2% 6.4% 12.7% 19.0% 25.2% 31.5% 28.0% 43.6% 65.3%

Source: Commscan M&A Desk as of March 17, 2004.

Note: Premiums analysis includes all completed or M&A activity (but excludes transactions including Closed-End Funds, REITs and ADRs) for which premiums are reported.

DRAFT

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

DRAFT

Management Forecast

(in millions, except for per share amounts)

Present Value of Per Share Equity Value

Discount Rate Terminal EBITDA Multiple

6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

JOUT Only:

11.0% $15.37 $16.57 $17.78 $18.99 $20.19 $21.40 $22.61

11.5% 15.02 16.20 17.39 18.57 19.75 20.94 22.12

12.0% 14.69 15.85 17.00 18.16 19.32 20.48 21.64

12.5% 14.36 15.49 16.63 17.77 18.90 20.04 21.18

13.0% 14.04 15.15 16.27 17.38 18.49 19.61 20.72

Present Value of Per Share Equity Value

Discount Rate Terminal EBITDA Multiple

6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

Pro Forma For Techsonic:

11.0% $15.72 $17.14 $18.57 $19.99 $21.42 $22.84 $24.27

11.5% 15.31 16.71 18.10 19.50 20.90 22.29 23.69

12.0% 14.91 16.28 17.65 19.02 20.39 21.76 23.13

12.5% 14.53 15.87 17.21 18.55 19.89 21.23 22.58

13.0% 14.15 15.46 16.78 18.09 19.41 20.72 22.04

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

DRAFT

Alternative Forecast

(in millions, except for per share amounts)

Present Value of Per Share Equity Value

Discount Rate Terminal EBITDA Multiple

6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

JOUT Only:

11.0% $13.15 $14.22 $15.28 $16.35 $17.41 $18.48 $19.54

11.5% 12.85 13.89 14.94 15.98 17.02 18.07 19.11

12.0% 12.55 13.58 14.60 15.62 16.65 17.67 18.69

12.5% 12.27 13.27 14.27 15.28 16.28 17.28 18.28

13.0% 11.99 12.97 13.95 14.93 15.92 16.90 17.88

Present Value of Per Share Equity Value

Discount Rate Terminal EBITDA Multiple

6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x

Pro Forma For Techsonic:

11.0% $13.17 $14.44 $15.70 $16.96 $18.22 $19.49 $20.75

11.5% 12.81 14.05 15.29 16.53 17.77 19.00 20.24

12.0% 12.47 13.68 14.89 16.10 17.32 18.53 19.74

12.5% 12.12 13.31 14.50 15.69 16.88 18.07 19.26

13.0% 11.79 12.96 14.12 15.29 16.45 17.62 18.78

DRAFT

Leveraged Buyout Analysis

Leveraged Buyout Analysis

Leveraged Buyout Analysis – Forthcoming

DRAFT

Management Forecast

(in millions, except for per share amounts)

JOUT Only:

Pro Forma For Techsonic:

Leveraged Buyout Analysis

Leveraged Buyout Analysis—Forthcoming

DRAFT

Alternative Forecast

(in millions, except for per share amounts)

JOUT Only:

Pro Forma For Techsonic: